EXHIBIT 3.2


                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                              OMEGA RESEARCH, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                         NUMBER
                                                                         ------

ARTICLE I              MEETINGS OF SHAREHOLDERS...........................  1
         Section 1.    Annual Meeting.....................................  1
         Section 2.    Special Meetings...................................  1
         Section 3.    Place..............................................  1
         Section 4.    Notice.............................................  1
         Section 5.    Manner of Notice...................................  2
         Section 6.    Notice of Adjourned Meetings.......................  2
         Section 7.    Fixing of Record Date..............................  2
         Section 8.    Shareholders' List For Meeting.....................  3
         Section 9.    Shareholder Quorum and Voting......................  3
         Section 10.   Voting Entitlement of Shares.......................  3
         Section 11.   Proxies............................................  4
         Section 12.   Voting Trusts......................................  5
         Section 13.   Notice of Shareholder Business and Nominations.....  5
                 (a)   Annual Meetings of Shareholders....................  5
                 (b)   Special Meetings of Shareholders...................  6
                 (c)   General............................................  7

         Section 14.   Shareholders' Agreements...........................  7
         Section 15.   Action by Shareholders Without a Meeting...........  7

ARTICLE II             DIRECTORS..........................................  8
         Section 1.    Function...........................................  8
         Section 2.    Qualification......................................  8
         Section 3.    Compensation.......................................  8
         Section 4.    Duties of Directors................................  8
         Section 5.    Presumption of Assent..............................  9
         Section 6.    Number.............................................  9
         Section 7.    Election...........................................  9
         Section 8.    Term...............................................  9
         Section 9.    Resignation........................................ 10
         Section 10.   Vacancies.......................................... 10
         Section 11.   Removal of Directors............................... 10
         Section 12.   Quorum and Voting.................................. 10
         Section 13.   Conflicts of Interest.............................. 10
         Section 14.   Executive and Other Committees..................... 11
         Section 15.   Meetings........................................... 12
         Section 16.   Notice of Meetings................................. 12
         Section 17.   Waiver of Notice................................... 12
         Section 18.   Action Without a Meeting........................... 12
         Section 19.   Amendment by Board of Directors.................... 13


                                       (i)

ARTICLE III            OFFICERS......................................... 13
         Section 1.    Officers......................................... 13
         Section 2.    Powers and Duties................................ 14
         Section 3.    Delegation....................................... 14
         Section 4.    Resignation and Removal of Officers.............. 14
         Section 5.    Contract Rights.................................. 15

ARTICLE IV             STOCK CERTIFICATES............................... 15
         Section 1.    Form and Content of Certificates................. 15
         Section 2.    Transfer of Stock................................ 15
         Section 3.    Lost, Stolen or Destroyed Certificates........... 16

ARTICLE V              BOOKS AND RECORDS................................ 16
         Section 1.    Corporate Records................................ 16
         Section 2.    Inspection of Records by Shareholders............ 17
         Section 3.    Scope of Inspection Right........................ 17
         Section 4.    Financial Statements for Shareholders............ 18

ARTICLE VI             DIVIDENDS........................................ 18
         Section 1.    Distributions to Shareholders.................... 18
         Section 2.    Share Dividends.................................. 19

ARTICLE VII            CORPORATE SEAL................................... 20

ARTICLE VIII           EXECUTION OF DOCUMENTS........................... 20

ARTICLE IX             INDEMNIFICATION.................................. 20

ARTICLE X              AMENDMENT........................................ 23


                                      (ii)

                       SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                              OMEGA RESEARCH, INC.

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS


SECTION 1.   ANNUAL MEETING.

         The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any calendar year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation and any proper business as may come before the meeting.

SECTION 2.   SPECIAL MEETINGS.

         Special meetings of the shareholders shall be held when directed by the Board of Directors, or when a signed and dated written demand is delivered to the secretary of the corporation by the holders of not less than fifty (50%) percent of all votes entitled to be cast on any issue to be considered at the proposed special meeting, describing the purposes of the proposed special meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting.

SECTION 3.   PLACE.

         Meetings of shareholders may be held within or without the State of Florida.

SECTION 4.   NOTICE.

         The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Florida Business Corporation Act, as amended (the "Act"), or the Articles of Incorporation, as amended from time to time hereafter (the "Articles of Incorporation") require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in section 5 below, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty
(30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Notwithstanding section 5 below, if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Unless the Act or the Articles of Incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

         Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         Notwithstanding the foregoing, no notice of a shareholders' meeting need be given to a shareholder if (a) an annual report and proxy statement for two consecutive annual meetings of shareholders or (b) all, and at least two, checks in payment of dividends or interest on securities during a twelve (12) month period have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

SECTION 5.   MANNER OF NOTICE.

         Any notice given under these Bylaws must be written and may be communicated in person; telegraph, teletype or other form of electronic communication; or by mail.

         Written notice by the corporation to a shareholder shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

         Written notice to a domestic or foreign corporation authorized to transact business in this state may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office shown in its most recent annual report or, in the case of corporation that has not yet delivered an annual report, in a domestic corporation's articles of incorporation or in a foreign corporation's application for certificate of authority.

         Except as otherwise provided herein or in the Act, written notice shall be effective at the earliest date of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail return receipt requested, and the receipt is signed by or on behalf of the addressee.

SECTION 6.   NOTICE OF ADJOURNED MEETINGS.

         If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given as provided in section 5 above to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

SECTION 7.   FIXING OF RECORD DATE.

         For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the corporation.

         If not otherwise provided by or pursuant to these Bylaws, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders. A record date for purposes of this section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than the one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 8.   SHAREHOLDERS' LIST FOR MEETING.

         After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list during regular business hours and at his expense during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         If the requirements of this section have not been substantially complied with or if the corporation refuses to allow a shareholder or his agent or attorney to inspect the shareholders' list before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any shareholder in person or by proxy who failed to get such access. Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 9.   SHAREHOLDER QUORUM AND VOTING.

         A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law or the Articles of Incorporation.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 10.  VOTING ENTITLEMENT OF SHARES.

         Except as otherwise provided below, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

         The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. This paragraph does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of the corporate shareholder or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation, or in case of a conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

         Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

         Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

         If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, the acts with respect to voting have the following effect:
(a) if only one votes, in person or by proxy, his act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this section shall be a majority or a vote evenly split in interest; (e) the principles of this section shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

         Nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

SECTION 11.  PROXIES.

         A shareholder, other person entitled to vote on behalf of a shareholder pursuant to section 10 above, or attorney-in-fact may vote the shareholders' shares in person or by proxy.

         A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic or equivalent reproduction of an appointment form, is a sufficient appointment form.

         An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

SECTION 12.  VOTING TRUSTS.

         One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust as provided by law and transferring their shares to a trustee. The trustee shall thereafter prepare a list of names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares of each transferred to the trust, and deliver copies of the list and agreement to the corporation's principal office. After filing a copy of the list and agreement in the corporation's principal office, such copies shall be open to inspection by any shareholder of the corporation (subject to the requirements of Article V herein) or any beneficiary of the trust under the agreement during business hours.

SECTION 13.  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

         (a)  ANNUAL MEETINGS OF SHAREHOLDERS.

              (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

              (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph
(a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth
(90th) day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth
(10th) day following the date on which such public announcement is first made by the corporation.

         (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the corporation calls a special meeting of shareholders for the purposes of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election of such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         (c)  GENERAL.

              (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

              (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights
(i) of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

SECTION 14.   SHAREHOLDERS' AGREEMENTS.

              Two or more shareholders of this corporation may provide for the manner in which they vote their shares by signing an agreement for that purpose as provided by law.

SECTION 15.   ACTION BY SHAREHOLDERS WITHOUT A MEETING.

         Until and only until such date that a registration statement on Form S-1 of this corporation is filed with the Securities and Exchange Commission ("SEC") in connection with this corporation's initial public offering of Common Shares and is declared effective by the SEC (the "Effective Date"), any action required by law, these Bylaws or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of the shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders of this corporation, may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to this corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of this corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth herein.

         Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office in this state or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting shareholders.

         A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken pursuant to this section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

         On and after the Effective Date in this Section 15 of Article I of these Bylaws, the shareholders may no longer permit or authorize an action required to be taken by the shareholders of the corporation on or after the Effective Date to be taken without a meeting and vote.

                                   ARTICLE II
                                    DIRECTORS

SECTION 1.   FUNCTION.

         All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its Board of Directors.

SECTION 2.   QUALIFICATION.

         Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or shareholders of this corporation.

SECTION 3.   COMPENSATION.

         The Board of Directors may fix the compensation of directors.

SECTION 4.   DUTIES OF DIRECTORS.

         A director shall discharge his duties as a director, including his duties as a member of a committee: in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner he reasonably believes to be in the best interests of the corporation.

         In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

         (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         (b) Legal counsel, public accountants or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or

         (c) A committee of the Board of Directors of which he is not a member, if the director reasonably believes the committee merits confidence.

         In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

         A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted. A director shall not be liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

SECTION 5.   PRESUMPTION OF ASSENT.

         A director of the corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or (b) he votes against or abstains from the action taken.

SECTION 6.   NUMBER.

         The number of directors of this corporation shall be not less than two
(2). The number of directors of this corporation shall currently be set at five
(5), but may be increased or decreased from time to time as determined by a majority of the entire Board of Directors of this corporation or by amendment to these Bylaws.

SECTION 7.   ELECTION.

         Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter.

SECTION 8.   TERM.

         The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.

SECTION 9.   RESIGNATION.

         A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 10.  VACANCIES.

         Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors or by the shareholders.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

SECTION 11.  REMOVAL OF DIRECTORS.

         The shareholders may remove one or more directors with or without cause at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her.

SECTION 12.  QUORUM AND VOTING.

         A quorum of the Board of Directors consists of a majority of the number of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

SECTION 13.  CONFLICTS OF INTEREST.

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

         (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, committee or the shareholders.

         For purposes of subparagraph (a) above only, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in this section, but a transaction may not be authorized, approved, or ratified under this section by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purposes for taking action under subparagraph (a) above. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under subparagraph (a) above if the transaction is otherwise authorized, approved, or ratified as provided in that subparagraph, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other sections of the Act.

         For purposes of subparagraph (b) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in this section may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under subparagraph (b) above. The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this section constitutes a quorum for the purpose of taking action under this section.

SECTION 14.  EXECUTIVE AND OTHER COMMITTEES.

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, consisting of a minimum of two (2) directors who serve at the pleasure of the Board of Directors, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

         (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

         (b)  Fill vacancies on the Board of Directors or any committee thereof;

         (c)  Adopt, amend or repeal the Bylaws;

         (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

         (e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

         The provisions of section 12 above and sections 15, 16 and 17 below, which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

SECTION 15.  MEETINGS.

         The Board of Directors may hold regular or special meetings in or out of the State of Florida. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the chairman of the Board or by the president of the corporation. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 16.  NOTICE OF MEETINGS.

         Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation or these Bylaws.

SECTION 17.  WAIVER OF NOTICE.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 18.  ACTION WITHOUT A MEETING.

         Any action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or the committee. The actions must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

         Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 19.  AMENDMENT BY BOARD OF DIRECTORS.

         The corporation's Board of Directors may adopt one or more amendments to the corporation's Articles of Incorporation without shareholder action:

         (1)  To delete the names and addresses of the initial directors;

         (2) To delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of State;

         (3) To delete any other information contained in the Articles of Incorporation that is solely of historical interest;

         (4) To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

         (5) To delete the authorization for a class or series of shares authorized as provided by law, if no shares of such class or series have been issued;

         (6) To change the corporate name by substituting the word "corporation," "Incorporated," or "company," or the abbreviation "corp.," "Inc.," or "Co.," for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or

         (7) To make any other change expressly permitted by the Act to be made without shareholder action.

                                   ARTICLE III
                                    OFFICERS

SECTION 1.   OFFICERS.

         The Board of Directors may elect from its own number a chairman or co-chairmen of the Board and may elect a president, chief executive officer or co-chief executive officers, chief operating officer, chief financial officer, such vice presidents and a treasurer as in the opinion of the Board of Directors the business of the corporation requires. The Board of Directors shall elect a secretary and shall delegate to the secretary responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation. The Board of Directors or the president may appoint one or more other officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation and the same office may simultaneously be held by more than one individual.

SECTION 2.   POWERS AND DUTIES.

         The officers of the corporation shall have the following duties:

         (a) The chairman or co-chairmen of the Board, if elected, or failing his, her or their election, the president, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

         (b) The president shall have general charge and supervision of its business, affairs, administration and operations subject to the direction of the Board of Directors, and shall, in the absence or failing the election of a chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The president shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

         (c) Each of the chief executive officer(s), chief operating officer(s) and vice president(s), if elected, shall have such powers and shall perform such duties as may from time to time be assigned to him, her or them by the Board of Directors.

         (d) The secretary shall be the custodian of, and shall maintain, all of the corporate records except the financial records, shall authenticate all corporate records, shall prepare and record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors or the president.

         (e) The chief financial officer or treasurer shall be the custodian of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the president, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the president.

SECTION 3.   DELEGATION.

         In the event of the absence of any officer of this corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

SECTION 4.   RESIGNATION AND REMOVAL OF OFFICERS.

         An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

         The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by the president, may likewise be removed by the president.

SECTION 5.   CONTRACT RIGHTS.

         The appointment of an officer does not itself create contract rights. An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

                                   ARTICLE IV
                               STOCK CERTIFICATES

SECTION 1.   FORM AND CONTENT OF CERTIFICATES.

         Shares may, but are not required to, be represented by certificates. At a minimum each share certificate, if this corporation has share certificates, must state on its face: the name of the corporation and that the corporation is organized under the laws of the State of Florida; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents.

         If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate if this corporation has share certificates. Alternatively, each certificate, if this corporation has share certificates, may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

         Each share certificate must be signed (either manually or in facsimile) by the president or a vice president and the secretary or an assistant secretary of the corporation and shall bear the corporate seal or its facsimile.

         If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates pursuant to and to the extent permitted by applicable law.

SECTION 2.   TRANSFER OF STOCK.

         Subject to any restrictions on the transfer or registration of transfer of the shares represented by a stock certificate which have been imposed or adopted as authorized by the Act, the corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney and is accompanied with any additional documents, instruments, certificates, signature guaranties or other items required from time to time by the Board of Directors in its sole discretion.

SECTION 3.   LOST, STOLEN OR DESTROYED CERTIFICATES.

         The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond or other security or indemnity in such form as the corporation may direct to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and
(d) satisfies any other reasonable requirements imposed by the corporation.

                                    ARTICLE V
                                BOOKS AND RECORDS

SECTION 1.   CORPORATE RECORDS.

         The corporation shall keep as permanent records minutes of all meetings of its shareholders and its Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain accurate accounting records.

         The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The corporation shall keep a copy of the following records:

         (a) Its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

         (b) Its Bylaws or Restated Bylaws and all amendments to them currently in effect;

         (c) Resolutions adopted by its Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

         (d) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three
              (3) years.

         (e) Written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years, including the financial statements required to be furnished for the past three (3) years under section 4 of this Article V;

         (f) A list of the names and business street addresses of its current directors and officers; and

         (g) Its most recent annual report delivered to the Department of State.

SECTION 2.   INSPECTION OF RECORDS BY SHAREHOLDERS.

         A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in subparagraphs (a) through (g) in section 1 above if he gives the corporation written notice of his demand at least five
(5) business days before the date on which he wishes to inspect and copy.

         A shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of this section and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

         (a) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under these Bylaws;

         (b)  Accounting records of the corporation;

         (c)  The record of shareholders; and

         (d)  Any other books and records.

A shareholder may inspect and copy the records described in subparagraphs (a) through (d) in the preceding paragraph only if:

         (a)  His demand is made in good faith and for a proper purpose;

         (b) He describes with reasonable particularity his purpose and the records he desires to inspect; and

         (c)  The records are directly connected with his purpose.

         This section does not affect the right of a shareholder to inspect and copy records under Article I, section 8 of these Bylaws, or, if the shareholder is in litigation with the corporation, to the same extent as any other litigant; or the power of a court, independently of the Act, to compel the production of corporate records for examination.

         For purposes of this section, the term "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf; and a "proper purpose" means a purpose reasonably related to such person's interest as a shareholder.

SECTION 3.   SCOPE OF INSPECTION RIGHT.

         A shareholder's agent or attorney has the same inspection and copying rights as the shareholder he represents. The right to copy and/or to have converted unwritten records into written form and/or to otherwise inspect the corporate records, including expenses and charges therefore, shall be the same as provided or permitted by law.

SECTION 4.   FINANCIAL STATEMENTS FOR SHAREHOLDERS.

         Unless modified by resolution of the shareholders within one hundred twenty (120) days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

         (a) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

         (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         The corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest annual financial statements.

                                   ARTICLE VI
                                    DIVIDENDS

SECTION 1.   DISTRIBUTIONS TO SHAREHOLDERS.

         The Board of Directors may authorize and the corporation may make distributions to its shareholders subject to restriction by its Articles of Incorporation and/or the Act.

         If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), it is the date the Board of Directors authorizes the distribution. No distribution may be made if, after giving it effect: the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

         Except as otherwise provided herein, the effect of a distribution under this section is measured:

         (a) In the case of distribution by purchase, redemption or other acquisition of the corporation's shares, as of the earlier of:

              (1) The date money or other property is transferred or debt incurred by the corporation; or

              (2) The date the shareholder ceases to be a shareholder with respect to the acquired shares;

         (b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;

         (c)  In all other cases, as of:

              (1) The date the distribution is authorized if the payment occurs within one hundred twenty (120) days after the date of authorization; or

              (2) The date the payment is made if it occurs more than one hundred twenty (120) days after the date of authorization.

         The corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general unsecured creditors, except to the extent subordinated by agreement.

         Indebtedness of the corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under this section if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

SECTION 2.   SHARE DIVIDENDS.

         Shares may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more classes or series. An issuance of shares under this subsection is a share dividend.

         Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless a majority of the votes entitled to be cast by the class or series to be issued approves the issue, or there are no outstanding shares of the class or series to be issued. If the Board of Directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the Board of Directors authorizes the share dividend.

                                   ARTICLE VII
                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of incorporation, the word "Florida" and the word "seal"; it may be a facsimile, engraved, printed or an impression seal.

                                  ARTICLE VIII
                             EXECUTION OF DOCUMENTS

         All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of this corporation shall be made in the name of the corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   ARTICLE IX
                                 INDEMNIFICATION

         (a) The corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation and may so indemnify any employee or agent of the corporation or any person who was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation and may so indemnify any employee or agent of the corporation or any person who was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) To the extent that a director or officer of the corporation, or an employee or agent of the corporation which the corporation has agreed to indemnify, has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsection (a) or subsection (b), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made:

              (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

              (2) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

              (3)  By independent legal counsel:

                   1. Selected by the Board of Directors prescribed in paragraph (1) or the committee prescribed in paragraph
                       (2); or

                   2. If a quorum of the directors cannot be obtained for paragraph (1) and the committee cannot be designated under paragraph (2), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

              (4) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (d)(3) shall evaluate the reasonableness of expenses and may authorize indemnification.

         (f) Expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other indemnified employees and agents shall be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

         (g) The indemnification and advancement of expenses provided pursuant to these Bylaws are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of share-holders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

              (1) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

              (2) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

              (3) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or

              (4) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (h) Indemnification and advancement of expenses as provided in these Bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (i) For purposes of this Bylaw, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (j)  For purposes of this section:

              (1)  The term "other enterprises" includes employee benefit plans;

              (2) The term "expenses" includes counsel and paralegal fees, including those for appeal;

              (3) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

              (4) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

              (5)  The term "agent" includes a volunteer;

              (6) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

              (7) The term "not opposed to the best interest of the corporation" also describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (k) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                    ARTICLE X
                                    AMENDMENT

         These Bylaws may be altered, amended or repealed by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal the Bylaws generally or a particular Bylaw provision adopted by the shareholders if the shareholders expressly provide that the Bylaws generally or a particular Bylaw provision is not subject to amendment, alteration or repeal by the Board of Directors.